Exhibit 3.13

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

INTELSAT LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Intelsat LLC (the “Company”), dated as of January 28, 2005, is entered into by Intelsat Holdings LLC, a Delaware limited liability company, as sole member of the Company.

WHEREAS, the Company was formed on December 22, 1999; and

WHEREAS, the Member (as defined herein) entered into the Limited Liability Company Agreement of the Company on December 22, 1999 (the “Original LLC Agreement”), which set forth the limited liability company agreement of the Company and identified the Member as the Company’s sole member and manager; and

WHEREAS, the Member intends to execute a Pledge Agreement, to be dated on or about the date hereof (the “Pledge Agreement”), among the Member and the other pledgers party thereto and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”) for the benefit of the Secured Creditors (as defined therein), and a Security Agreement, to be dated on or about the date hereof (the “Security Agreement”), among the Member and the other pledgors party thereto and the Collateral Agent, pursuant to which the Member will grant a security interest in all or substantially all of its assets, including all of its limited liability company interests in the Company; and

WHEREAS, the Member desires to amend and restate the Original LLC Agreement in order to permit the transactions contemplated by the Pledge Agreement and the Security Agreement; and

WHEREAS, the Company will be disregarded for United States Federal income tax purposes; and

NOW, THEREFORE, the Original Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

General

Section 1.1. Name. The name of the Company is Intelsat LLC.

Section 1.2. Business Purpose. The Company is organized for the purpose of carrying on any lawful business, purpose or activity permitted it under Section 18-106 of the Act (as defined herein) or any successor provision and all activities reasonably necessary or conducive to such purpose.

ARTICLE II

The Member; Manager

Except as may be otherwise provided by law or in this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Member as the manager of the Company (the “Manager”). The Company, and the Manager or any officer of the Company on behalf of the Company, may enter into and perform the Documents (as defined in the Credit Agreement (as defined herein)) to which the Company is a party, and any amendments thereto, and all documents contemplated thereby or related thereto, all without any further act, vote or approval of any officer or other Person (as defined herein) notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Manager or any officer of the Company to enter into other documents on behalf of the Company. The Member and any officer of the Member or of the Company shall be an authorized person of the Company for all purposes under the Act. The execution, delivery and filing of the Certificate of Formation of the Company, dated December 22, 1999, in the office of the Secretary of State of the State of Delaware on December 22, 1999 by Conny Kullman, as an authorized person of the Company, are hereby ratified, confirmed and approved.

ARTICLE III

Officers

Section 3.1. Powers; Appointment. The officers of the Company shall be appointed by the Manager and shall initially be those persons stated on Annex A hereto. Officers of the Company shall have such powers and duties in the management of the Company as shall be granted by the Manager that are not inconsistent with this

Agreement. Officers may designate representatives or agents to act on their behalf, such designees having the powers granted to them by the officers. No officer shall have, and such officers’ designees shall not have, powers in excess of those granted to such officer. Any number of offices may be held by the same Person.

Section 3.2. Term of Office; Resignation; Removal; Vacancies. Each officer shall hold office until his or her successor is appointed by the Manager or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed by the Manager, with or without cause. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the appointment of an officer shall not of itself create contractual rights. A vacancy created by the resignation, death or removal of any officer shall be filled by the Manager.

ARTICLE IV

Certificates of Limited Liability Company Interests

Section 4.1. Certificates. Upon request by the Member, the Member shall be entitled to have a certificate signed by or in the name of the Company representing the limited liability company interests in the Company owned by the Member.

Section 4.2. Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Company may issue a new certificate of limited liability company interest in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE V

Ownership and Contributions

Section 5.1. Ownership. (a) The Member shall own all of the limited liability company interests of the Company.

(b) The Company shall be the owner of all capital and property (whether real, tangible or intangible) and rights conveyed to it. The Member has no interest in specific capital or property of the Company, including capital or property sold, transferred or otherwise conveyed by the Member to the Company. Notwithstanding the foregoing, the Company will be disregarded for United States Federal income tax purposes.

Section 5.2. Contributions. The valuation of any contributions of capital or property by the Member shall be determined by the Manager as of the date such property is accepted by the Company.

Section 5.3. Interest on Capital Contributions. The Member shall not be entitled to interest on its capital contributions.

ARTICLE VI

Allocations; Distributions; Limited Liability Company Interests

Section 6.1. Allocation and Determination of Profit and Loss. Profits and Losses (as defined herein) for any Fiscal Year (as defined herein) shall be allocated to the Member.

Section 6.2. Distributions. All distributions of cash, or other assets of the Company shall be made to the Member. Notwithstanding provisions to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its limited liability company interests in the Company if such distribution would violate the Act or other applicable law.

ARTICLE VII

Dissolution and Winding Up

Section 7.1. Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any one of the following events:

(i) any time there are no members of the Company, unless the Company is continued in accordance with the Act;

(ii) a vote of the Member; or

(iii) a judicial decree under the Act.

Section 7.2. Winding Up. (a) Upon dissolution of the Company, the Company’s affairs shall be wound up by the Manager (as liquidating trustee) or another Person appointed as liquidating trustee.

(b) Upon the winding up of the Company, after satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for the payment thereof) to the extent required by the Act, all remaining cash and other assets of the Company shall be distributed to the Member.

ARTICLE VIII

Transfers of Limited Liability Company Interests

The Member shall not Transfer (as defined herein) all or any part of its limited liability company interests in the Company, without the consent of the Member. Any Transfer in violation of the foregoing shall be deemed null and void. A transferee shall be admitted as a member of the Company, subject to the foregoing provisions, upon the execution of a counterpart signature page to this Agreement.

ARTICLE IX

Admission of Members

No Person may be admitted as an additional member of the Company without the consent of the Member. A Person shall be admitted as an additional member of the Company, subject to the foregoing provisions, upon the execution of a counterpart signature page to this Agreement.

ARTICLE X

Cessation of Membership

The Member shall cease to be a Member only by the bankruptcy or dissolution of such Member, or by the transfer by the Member of all of its limited liability company interests in the Company.

ARTICLE XI

Miscellaneous

Section 11.1. Fiscal Year. Except as otherwise determined by the Member, the fiscal year of the Company (the “Fiscal Year”) shall be the fiscal year of the Member.

Section 11.2. Seal. The Company may have a seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by any officer of the Company. The Company seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 11.3. Waiver of Notice. Whenever notice is required to be given by law or under any provision of this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written notice or waiver of notice of meeting.

Section 11.4. Fiduciary Duties. To the extent that, at law or in equity, the Member, Manager or any officer of the Company has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member, Manager or officer of the Company, (a) such Person acting under this Agreement shall not be liable to the Company or to any other Person as a consequence of such Person’s good faith reliance on the provisions of this Agreement and (b) such Person’s duties and liabilities are restricted or eliminated by the provisions of this Agreement to the extent that such provisions restrict or eliminate the duties and liabilities of such Persons otherwise existing at law or in equity.

Section 11.5. Liability and Indemnification of Member, Managers, Officers and Employees of the Company. (a) No Member, Manager or officer of the Company shall have any liability under this Agreement or under the Act except as provided herein or as required by the Act. Except as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as the Manager or an officer of the Company. The Member shall be liable to the Company for any additional capital contributions that it may become expressly obligated in writing to make to the Company and as may otherwise be required pursuant to the Act. No Member, Manager or officer of the Company shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any other Member, Manager or officer of the Company. No Member, Manager or officer of the Company shall be required by this Agreement to loan the Company any funds.

(b) Except with respect to any loss, claim, damage or liability resulting from bad faith or excluded under paragraph (c) of this Section (an “Excluded Claim”), the Company shall indemnify to the full extent permitted by law any Person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person or such Person’s testator or intestate is or was a Member, Manager, officer or employee of the Company, or serves or served at the request of the Company or any other enterprise, as a member, manager, director, officer or employee. At the discretion of the Company, expenses, including attorneys’ fees, incurred by any such Person in defending any action, suit or proceeding shall be paid or reimbursed by the Company upon receipt by it of an undertaking of such Person to repay such expenses if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company. The rights provided to any Person by this Section shall be enforceable against the Company by such Person who shall be presumed to have relied upon it in serving or continuing to serve as a member, manager, director, officer or employee as provided above.

(c) The Company shall not indemnify any officers of the Company if such Person, in his or her capacity as an officer of the Company, authorizes or approves a contract or transaction between the Company and any affiliate of such officer, and in so doing (i) failed to act in good faith and in a manner that such officer believed to be in or not opposed to the best interests of the Company and (ii) in the case of any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful.

Section 11.6. Amendment of this Agreement. This Agreement may not be amended, supplemented or repealed other than by the approval of the Member.

Section 11.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 11.8. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Act” shall mean the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.), as amended.

“Credit Agreement” shall mean the Credit Agreement, to be dated as of January 28, 2005, among Zeus Merger One Limited (which as part of the Acquisition (as defined in the Credit Agreement) shall be amalgamated with Intelsat, Ltd., with the resulting entity being named Intelsat, Ltd.), Zeus Merger Two Limited (which as part of the Acquisition shall be amalgamated with Intelsat (Bermuda), Ltd., with the resulting entity being named Intelsat (Bermuda), Ltd.), the lenders from time to time party thereto, Bank of America, N.A., Bear Stearns Corporate Lending Inc., BNP Paribas and Merrill Lynch Capital Corporation, as co-documentation agents, Credit Suisse First Boston and Lehman Brothers Inc., as co-syndication agents, and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent.

“Member” shall mean Intelsat Holdings LLC, any substitute member therefor appointed in accordance with the provisions of this Agreement and any additional member of the Company appointed in accordance with the provisions of this Agreement, each in its capacity as a member of the Company.

“Person” shall mean a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Transfer” shall mean any sale, exchange, transfer, assignment (including those by operation of or succession by law), pledge, hypothecation, creation of any lien, security interest or other encumbrance or other disposition. A Transfer shall not include (i) transfers of the right to receive Profits and Losses allocations to any wholly-owned subsidiaries of the Member, (ii) any pledge or grant of a security interest by the Member in any or all of its limited liability company interests in the Company pursuant to the Pledge Agreement or the Security Agreement, any filings or other actions taken in order to perfect such pledge or security interest, or any actions taken by the Member to accomplish the purposes of, or to perform its obligations under, the Pledge Agreement or the Security Agreement, or (iii) any foreclosure pursuant to or in connection with the Pledge Agreement or the Security Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

INTELSAT HOLDINGS LLC

/s/ RAMU POTARAZU
Name:
Title:

ANNEX A

Officers

President – Ramu Potarazu

Vice President – Pat Cerra

Secretary – David Meltzer